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                                 EXHIBIT 23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the three separate registration statements of Cash America International, Inc. on Form S-8, (File No. 33-18150, File No. 33-29658 and File No. 33-36430) of our reports dated January 27, 1995, on our audits of the consolidated financial statements and financial statement schedules of Cash America International, Inc. as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which reports are included or incorporated by reference in this Annual Report on Form 10-K.





COOPERS & LYBRAND



Fort Worth, Texas
March 27, 1995